As filed with the Securities and Exchange Commission on December 1, 2009
Registration No. 333-162979
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

Central Vermont Public Service Corporation
(Exact name of registrant as specified in its charter)
____________________
Vermont (State or other jurisdiction of incorporation or organization)	03-0111290 (IRS Employer Identification Number)
77 Grove Street
Rutland, Vermont 05701
(800) 649-2877
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
____________________
DALE A. ROCHELEAU, ESQ. Senior Vice President, General Counsel and Corporate Secretary Central Vermont Public Service Corporation 77 Grove Street Rutland, VT 05701 (800) 649-2877	FRANK LEE, ESQ. Day Pitney LLP 7 Times Square New York, NY 10036 (212) 297-5800

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
____________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                     ☐                       Accelerated filer                           ☒

Non-accelerated filer                       ☐                     Smaller reporting company            ☐
(Do not check if a smaller
reporting company)

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and the offering registered on a previously filed registration statement. This registration statement is both a new registration statement with respect to the offer and sale of the 1,240,000 shares of common stock  registered hereby and Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-3 (File No. 333-151019), as initially filed with the Securities and Exchange Commission on May 19, 2008 and declared effective on June 30, 2008, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.  If securities previously registered under registration statement File No. 333-151019 are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-162979) of Central Vermont Public Service Corporation is to file a revised Exhibit 5.  No changes or additions are being made hereby to the prospectus which forms part of the Registration Statement and, accordingly, the prospectus and Part II of the Registration Statement have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rutland, state of Vermont, on December 1, 2009.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:  /s/  Pamela J. Keefe
        Pamela J. Keefe
        Senior Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/              *
Robert H. Young

/s/ Pamela J. Keefe
Pamela J. Keefe

/s/              *
Robert L. Barnett

/s/              *
Robert G. Clarke

/s/              *
William R. Sayre

/s/              *
Janice L. Scites

/s/              *
William J. Stenger

/s/              *
Douglas J. Wacek

/s/              *
John M. Goodrich

President, Chief Executive Officer,
Interim Chairman of the Board and director
(Principal Executive Officer)

Senior Vice President, Chief Financial Officer
and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Director

Director

Director

Director

Director

Director

Director

December 1, 2009 December 1, 2009 December 1, 2009 December 1, 2009 December 1, 2009 December 1, 2009 December 1, 2009 December 1, 2009 December 1, 2009
*By:    /s/ Pamela J. Keefe
          Name:  Pamela J. Keefe
          Title:  Attorney-in-fact